EXHIBIT 1

                             JOINT FILING AGREEMENT



         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of this Schedule 13D (including further amendments thereto) and further agree that this joint filing agreement be included as an exhibit to such joint filings.

         IN WITNESS WHEREOF, the undersigned hereby execute this joint filing agreement this 23rd. day of February, 1998.


                                           Alan S. Gottlich


                                           Lorraine S. Gottlich


                                           Charles N. Loccisano


                                           Saul Feiger


                                           Charles N Loccisano Irrevocable Trust
                                           F/B/O/ Michael Loccisano



                                           By:
                                           Alan S. Gottlich, Trustee


                                           Charles N Loccisano Irrevocable Trust
                                           F/B/O/ Marisa Loccisano



                                           By:
                                           Alan S. Gottlich, Trustee